Exhibit 10.1
                                                         [Execution Counterpart]


          CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of April 16, 1998, between AUTONOMOUS TECHNOLOGIES CORPORATION, a Florida corporation (the "Company") and OZ MASTER FUND, LTD., a Cayman Islands exempt company (the "Purchaser").

          WHEREAS: Subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to acquire, shares of the Company's Convertible Preferred Stock, Series I, par value $.01 per share (the "Preferred Stock", and shares thereof issued and sold in accordance with this Agreement, the "Shares") and the Purchaser desires to acquire the right to purchase additional Shares;

          NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, the Company and the Purchaser agree as follows:

                                   ARTICLE 1

                     PURCHASE AND SALE OF PREFERRED SHARES

          1.1  Initial Purchase and Sale.  (a) Subject to the terms and
               -------------------------
conditions set forth herein, the Company shall issue, sell, and grant to the Purchaser, and the Purchaser shall purchase from the Company, five hundred (500) Shares (the "Initial Shares") and the Option (as defined in Section 13), as provided below.

          (b) The Preferred Stock shall have the respective rights, preferences and privileges set forth in Exhibit A attached hereto, which shall be incorporated into a Certificate of Designation to be filed on or prior to the Initial Closing (as defined below) by the Company with the Secretary of State of Florida (the "Certificate of Designation").

          For purposes of this Agreement, "Conversion Price," "Original Issue Date," "Conversion Date" "Trading Day" and "Per Share Market Value" shall have the meanings set forth in the Certificate of Designation. The Shares, the Warrant (as defined in Section 316) and the Underlying Shares (as defined in
Section 21) are sometimes referred to herein as the "Securities."

          1.2  Purchase Price.  The aggregate purchase price for the Initial
               --------------
Shares and the Option to be issued hereunder is Five Million Dollars
($5,000,000).

          1.3  The Option.  The Company hereby grants to the Purchaser the right
               ----------
(the "Option") to purchase four hundred (400) shares of Series I Convertible Preferred Stock (the "Option Shares") and the Warrant, on the following terms and conditions:

          (i) The Option must be exercised by the Purchaser on an all-or-none basis;

          (ii) The exercise price of the Option is $4,000,000, payable in cash at the Option Closing;

          (iii) The Option must be exercised, if at all, within 56 days after the Initial Closing Date; and

          (iv) The Initial Closing shall have occurred or, if it has failed to occurred, has not failed to occur due to the breach of this Agreement by the Purchaser.

          In order to exercise the Option, the Purchaser shall provide written notice to the Company of its election to exercise the Option prior to the expiration of the Option. The Option Closing shall occur within three business days after receipt of such notice.

          1.4  The Closings.
               ------------

          (a) Initial Closing. (i) Subject to the terms and conditions set forth herein, the Company shall sell and issue to the Purchaser, and the Purchaser shall purchase from the Company, at the initial closing (the "Initial Closing") the Initial Shares and the Option, for an aggregate purchase price of $5,000,000, as soon as practicable following the effective date of the Underlying Shares Registration Statement. The Initial Closing shall take place at the offices of Gregory F.W. Todd, Esq., 888 Seventh Avenue, Suite 4500, New York, New York 10019, or such other place as the parties may agree. The date of the Initial Closing is hereinafter referred to as the "Initial Closing Date".

          (ii) At the Initial Closing, (a) the Company shall deliver to the Purchaser (1) one or more stock certificates representing five hundred (500) Shares, registered in the name of the Purchaser, (2) the legal opinion of Gray, Harris & Robinson, P.A., and (3) all other documents, instruments and writings required to have been delivered at or prior to the Initial Closing by the Company to the Purchaser pursuant to this Agreement; and (b) the Purchaser shall deliver to the Company (1) the purchase price for the Shares to be purchased at the Initial Closing and the Option, in United States dollars in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose prior to the Initial Closing Date, and (2) all documents, instruments and writings required to have been delivered at or prior to the Initial Closing by the Purchaser pursuant to this Agreement.

          (b) The Option Closing. The Option Closing shall take place at the offices of Gregory F.W. Todd, Esq., 888 Seventh Avenue, Suite 4500, New York, New York 10019, or such other place as the parties may agree. The date of the Option Closing is hereinafter referred to as the "Option Closing Date". At the Option Closing, (a) the Company shall deliver to the Purchaser (1) one or more stock certificates representing four hundred (400) Shares and the Warrant (as defined in Section 316), each registered in the name of the Purchaser, (2) the legal opinion of Gray, Harris & Robinson, P.A., and (3) all other documents, instruments and writings required to have been delivered at or prior to the Option Closing by the Company to the Purchaser pursuant to this Agreement; and
(b) the Purchaser shall deliver to the Company

(1) the exercise price of the Option in United States dollars in immediately available funds by wire transfer to an account designated in writing by the Company for such purpose prior to the Option Closing Date, and (2) all documents, instruments and writings required to have been delivered at or prior to the Option Closing by the Purchaser pursuant to this Agreement.


                                   ARTICLE 2

                        REPRESENTATIONS AND WARRANTIES

          2.1. Representations, Warranties and Agreements of the Company.  The
               ---------------------------------------------------------
Company hereby makes the following representations and warranties to the
Purchaser:

          (a) Organization and Qualification. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Florida, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has no subsidiaries. The Company is duly qualified to do business and is in good standing as a foreign corporation or company in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, reasonably be expected to: (x) adversely affect the legality, validity or enforceability of any of the Transaction Documents (as defined below) in any material respect, (y) have or result in a material adverse effect on the results of operations, assets, or financial condition of the Company, taken as a whole, or (z) adversely impair the Company's ability to perform fully on a timely basis its obligations under the Transaction Documents (any one of (x), (y) and (z), being a "Material Adverse Effect").

          (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated hereby and by the Warrant, the Certificate of Designation, the Registration Rights Agreement, and otherwise to carry out its obligations hereunder and thereunder. This Agreement, the Certificate of Designation, the Registration Rights Agreement and the Warrant are collectively referred to as the "Transaction Documents". The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby has been duly authorized by all necessary action on the part of the Company and no further action is required by the Company. Each of the Transaction Documents has been duly executed by the Company and when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. The Company is not in violation of any of the provisions of its certificate of incorporation, articles, by-laws or other charter documents.

          (c) Capitalization. The authorized, issued and outstanding capital stock of the Company is set forth in Schedule 2.1(c). Except as set forth in
Schedule 2.1(c), no shares of Common Stock are entitled to preemptive or similar rights, nor is any holder of the Common Stock entitled to preemptive or similar rights, or any rights to receive Common Stock at a price which is less than the current market price thereof, arising out of any agreement or understanding with the Company by virtue of any of the Transaction Documents. Except as disclosed in Schedule 2.1(c), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or, except as a result of the purchase and sale of the Shares and the Warrant hereunder, securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. To the knowledge of the Company, except as specifically disclosed in the SEC Documents (as defined below) or Schedule 2.1(c), no Person beneficially owns (as determined pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or has the right to acquire by agreement with or by obligation binding upon the Company beneficial ownership of more than 5% of the Common Stock. A "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

          (d) Issuance of Shares and Warrant. The Shares, the Option and the Warrant are duly authorized, and when issued and paid for in accordance with the terms hereof, shall be validly issued, fully paid and nonassessable. The Company, as at the Initial Closing Date and Option Closing Date as the case may be, will have, and at all times while the Shares, the Option and the Warrant are outstanding, will maintain an adequate reserve of duly authorized shares of Preferred Stock and Common Stock to enable it to perform its obligations under this Agreement (including the Option), the Warrant and the Certificate of Designation with respect to the number of Shares and the Warrant issued and outstanding at such Closing Date. The shares of Common Stock issuable upon conversion of the Shares (including the Shares underlying the Option) or exercise of the Warrant are collectively referred to herein as the "Underlying Shares". Upon issuance in accordance with the Certificate of Designation and the Warrant, the Underlying Shares will be duly authorized, validly issued, fully paid and nonassessable, free and clear of all liens, claims, encumbrances or defects of any kind.

          (e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of its Certificate of Incorporation or bylaws (each as amended through the date hereof) or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) to the knowledge of the Company, result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including Federal and state securities laws and regulations), or by which any material property or asset of the Company is bound or affected, except in the case of each of clauses (ii) and
(iii), such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as could not reasonably be expected to, individually or in the aggregate, have or result in a Material Adverse Effect. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental authority to which the Company is subject, except for violations which, individually or in the aggregate, do not have a Material Adverse Effect.

          (f) Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of the Transaction Documents, except for (i) the filings of the Certificate of Designation with respect to the Shares with the Secretary of State of Florida, which filings shall be effected prior to the Initial Closing Date and the Option Closing Date, as appropriate, (ii) the filing of the Underlying Shares Registration Statement(s) with the Securities and Exchange Commission (the "Commission"), which shall be filed in the time periods set forth in the Registration Rights Agreement, (iii) the application(s) or any letter(s) acceptable to the Nasdaq National Market for the listing of the Underlying Shares with the Nasdaq National Market (and with any other national securities exchange or market on which the Common Stock is then listed), (iv) any filings, notices or registrations under applicable state securities laws, and other than, in all other cases, where the failure to obtain such consent, waiver, authorization or order, or to give or make such notice or filing, would not materially impair or delay the ability of the Company to effect the Initial Closing or the Option Closing and to deliver to the Purchaser the Shares and the Warrant (and, upon conversion of the Shares and exercise of the Warrant, the Underlying Shares) in the manner contemplated hereby and by the Registration Rights Agreement free and clear of all liens and encumbrances of any nature whatsoever (the "Required Approvals").

          (g) Litigation; Proceedings. Except as specifically disclosed in the Disclosure Materials (as hereinafter defined) there is no action, suit, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or its properties before or by any court, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which could reasonably be expected to, individually or in the aggregate, have or result in a Material Adverse Effect.

          (h) No Default or Violation. The Company (i) is not in default under or in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, (ii) in violation of any order of any court, arbitrator or governmental body applicable to its property or assets, or (iii) in violation of any statute, rule or regulation of any governmental authority to which it is subject, except as could not reasonably be expected to, in any such case (individually or in the aggregate), have or result in a Material Adverse Effect.

          (i) Schedules. The Schedules to this Agreement do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          (j) Private Offering. Neither the Company nor any Person acting on its behalf has taken or will take any action which might subject the offering, issuance or sale of the Securities to the registration requirements of the Securities Act of 1933, as amended (the "Securities Act").

          (k) SEC Documents. The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the three years preceding the date hereof (the foregoing materials being collectively referred to herein as the "SEC Documents" and, together with the Schedules to this Agreement furnished by or on behalf of the Company, the "Disclosure Materials") on a timely basis, or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All material agreements to which the Company is a party or by which the property or assets of the Company is subject have been filed as exhibits to the SEC Documents as required; the Company is not in breach of any such agreement where such breach may have or result in a Material Adverse Effect. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles as in effect at the time of filing applied on a consistent basis during the periods involved, except as may be otherwise indicated in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments. Since the date of the financial statements included in the Company's last filed Quarterly Report on Form 10-Q, there has been no event, occurrence or development that has had a Material Adverse Effect which has not been specifically disclosed in writing to the Purchaser by the Company. The Company last filed audited financial statements with the Commission on March 31, 1998, and has not received any comments from the Commission in respect thereof.

          (l) Seniority. No class of equity securities of the Company is senior to the Shares in right of payment, whether upon liquidation, dissolution or otherwise.

          (m) Investment Company. The Company is not, and is not controlled by or under common control with an affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (n) Certain Fees. Other than fees and expenses due and payable to Everen Securities, Inc. by the Company, no fees or commissions will be payable by the Company to any broker, financial advisor, finder, investment banker, or bank with respect to the transactions contemplated by this Agreement. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement. The Company shall indemnify and hold harmless each of the Purchaser, its employees, officers, directors, agents, and partners, and their respective affiliates (as such term is defined under Rule 405 promulgated under the Securities Act, an "Affiliate"), from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees.

          (o) Solicitation Materials. The Company has not (i) distributed any offering materials in connection with the offering and sale of the Shares, the Option, the Warrant or the Underlying Shares other than the Disclosure Materials or (ii) solicited any offer to buy or sell the Shares, the Warrant or the Underlying Shares by means of any form of general solicitation or advertising. None of the Disclosure Materials or any other information provided to the Purchaser by or on behalf of the Company contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (p) Form S-3 Eligibility. The Company is, and at each Closing Date will be, eligible to register securities for resale with the Commission under Form S-3 promulgated under the Securities Act.

          (q) Listing and Maintenance Requirements Compliance. The Company has not in the two years preceding the date hereof received notice (written or oral) from any stock exchange or market on which the Common Stock is or has been listed (or on which it has been quoted) to the effect that the Company is not in compliance with the listing or maintenance requirements of such exchange or market.

          (r) Patents and Trademarks. To the Company's knowledge, except as otherwise specifically disclosed in the Disclosure Materials, (i) the Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights and licenses (collectively, the "Intellectual Property Rights") which are necessary for use in connection with its business as presently conducted and which the failure to do so would have a Material Adverse Effect and (ii) there is no existing infringement by another Person of any of the Intellectual Property Rights which are necessary for use in connection with the Company's business as presently conducted, which infringement would have a Material Adverse Effect.

          (s) Registration Rights; Rights of Participation. Except as described on Schedule 2.1(s) hereto, (A) the Company has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority which has not been satisfied and (B) no Person, including, but not limited to, current or former shareholders of the Company, underwriters, brokers or agents, has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement or any other Transaction Document which has not been waived.

          (t) Acknowledgment of Dilution. The Company acknowledges that the issuance of the Underlying Shares upon (i) conversion of the Shares in accordance with the Certificate of Designation and (ii) exercise of the Warrant may result in dilution of the outstanding shares of Common Stock. The Company further acknowledges that its obligation to issue Underlying Shares upon (x) conversion of the Shares in accordance with the Certificate of Designation and
(y) upon exercise of the Warrant is unconditional and absolute, subject to such limitations set forth herein, in the Certificate of Designation or pursuant to the Warrant, regardless of the effect of any such dilution.

          2.2  Representations and Warranties of the Purchaser.  The Purchaser
               -----------------------------------------------
hereby represents and warrants to the Company as follows:

          (a) Organization; Authority. The Purchaser is a company duly formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation with the requisite corporate power and authority to enter into and to consummate the transactions contemplated hereby and by the Registration Rights Agreement and otherwise to carry out its obligations hereunder and thereunder. The purchase by the Purchaser of the Shares and the Warrant hereunder has been duly authorized by all necessary action on the part of the Purchaser. Each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by the Purchaser and constitutes the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser, in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

          (b) Investment Intent. The Purchaser is acquiring the Shares, the Warrant and the Underlying Shares for its own account for investment purposes only and not with a view to or for distributing or reselling such Shares, the Warrant or Underlying Shares or any part thereof or interest therein, without prejudice, however, to the Purchaser's right, subject to the provisions of this Agreement and the Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of such Shares, Underlying Shares or the Warrant pursuant to an effective registration statement under the Securities Act and in compliance with applicable state securities laws or under an exemption from such registration.

          (c) Purchaser Status. At the time the Purchaser was offered the Shares and the Warrant, it was, and at the date hereof, it is, and at each Closing Date and each exercise date under the Warrant, it will be, an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (4) under the Securities Act.

          (d) Experience of Purchaser. The Purchaser either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, the Warrant and the Underlying Shares, and has so evaluated the merits and risks of such investment.

          (e) Ability of Purchaser to Bear Risk of Investment. The Purchaser is able to bear the economic risk of an investment in the Shares, the Warrant and the Underlying Shares and, at the present time, is able to afford a complete loss of such investment.

          (f) Access to Information. The Purchaser acknowledges receipt of the Disclosure Materials and further acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the Warrant, and the merits and risks of investing in the Shares and the Warrant; (ii) access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and to verify the accuracy and completeness of the information contained in the Disclosure Materials.

          (g) Reliance. The Purchaser understands and acknowledges that (i) the Shares and the Warrant are being offered and sold to the Purchaser without registration under the

Securities Act in a private placement that is exempt from the registration provisions of the Securities Act under Section 4(2) of the Securities Act or Regulation D promulgated thereunder and (ii) the availability of such exemption, depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations and the Purchaser hereby consents to such reliance. The Company acknowledges and agrees that the Purchaser make no representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 22.


                                   ARTICLE 3

                        OTHER AGREEMENTS OF THE PARTIES

          3.1  Transfer Restrictions.  (a)  If the Purchaser should decide to
               ---------------------
dispose of Shares or any portion of the Warrant (and upon conversion or exercise thereof, as the case may be, any of the Underlying Shares) held by it, the Purchaser understands and agrees that it may do so only pursuant to an effective registration statement under the Securities Act, to the Company, to an Affiliate, pursuant to Rule 144 under the Securities Act ("Rule 144"), or pursuant to an available exemption from the registration requirements of the Securities Act. In connection with any transfer of Shares, Warrant or any Underlying Shares other than pursuant to an effective registration statement, to the Company, to an Affiliate of the Purchaser or pursuant to Rule 144, the Company may require the transferor thereof to provide to the Company a written opinion of counsel experienced in the area of United States securities laws selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred securities under the Securities Act. Notwithstanding anything to the contrary contained herein, any transfer hereunder shall be for a minimum of 50 Shares or the Warrant to purchase at least 50,000 shares of Common Stock.

          (b) The Purchaser agrees to the imprinting, so long as is required by this Section 31, of the following legend on the Shares, the Warrant and the Underlying Shares:

          [NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE]] [[THE SECURITIES REPRESENTED HEREBY] HAVE [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT

SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

          [FOR SHARES ONLY] THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND CONVERSION SET FORTH IN A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT, DATED AS OF APRIL 16, 1998, EXECUTED BY THE ORIGINAL HOLDER HEREOF. A COPY OF THAT AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF AUTONOMOUS TECHNOLOGIES CORPORATION.

          The Underlying Shares issuable upon conversion of Shares or exercise of the Warrant, as the case may be, shall not contain the legend set forth above if the conversion of such Shares or exercise of the Warrant, as the case may be, occurs at any time while the Underlying Shares Registration Statement is effective under the Securities Act or in the event there is not an effective Underlying Shares Registration Statement at such time, if the Underlying Shares are eligible for resale under, or have been sold pursuant to, Rule 144, or if in the written opinion of counsel to the Company experienced in the area of United States securities laws such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company agrees that it will provide the Purchaser, upon request, with a certificate or certificates representing Underlying Shares, free from such legend at such time as such legend is no longer required hereunder.

          3.2  Stop Transfer Instruction.  The Company may not make any notation
               -------------------------
on its records or give instructions to any transfer agent of the Company which expand the scope of the restrictions on transfer set forth in Section 31.

          3.3  Furnishing of Information.  As long as the Purchaser owns Shares,
               -------------------------
Underlying Shares or the Warrant, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act and, upon the request of the Purchaser, to promptly furnish the Purchaser with true and complete copies of all such filings. If the Company is not at the time required to file reports pursuant to such sections, it will prepare and furnish to the Purchaser and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act, as well as any other information required thereby, in the time period that such filings would have been required to have been made under the Exchange Act.

          3.4  Copies and Use of Disclosure Materials.  The Company consents to
               --------------------------------------
the use of the SEC Documents, and any amendments and supplements thereto, by the Purchaser in connection with resales of the Shares, the Warrant or the Underlying Shares other than pursuant to an effective registration statement.

          3.5  Blue Sky Laws.  In accordance with the Registration Rights
               -------------
Agreement, the Company shall qualify the Underlying Shares under the securities or Blue Sky laws of such jurisdictions as the Purchaser may request and shall continue such qualification at all times through the third anniversary of the last Closing Date; provided, that the Company shall not be required in connection therewith to qualify as a foreign corporation where it is not now so qualified or to take any action that would subject the Company to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any material tax in any such jurisdiction where it is not then so subject.

          3.6  Integration.  The Company shall not and shall use its best
               -----------
efforts to ensure that no Affiliate of the Company shall sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares, the Warrant or the Underlying Shares in a manner that would require the registration under the Securities Act of the sale of the Shares, the Warrant or the Underlying Shares to the Purchaser.

          3.7  Purchaser Ownership of Common Stock.  The Purchaser may not use
               -----------------------------------
its ability to convert Shares hereunder or under the terms of the Certificate of Designation or use its ability to acquire shares of Common Stock upon exercise of the Warrant, to the extent that such conversion or exercise would result in the Purchaser beneficially owning (for purposes of Rule 13d-3 under the Exchange
Act) more than 9.99% of the outstanding shares of the Common Stock; provided, that if ten days shall have elapsed since the Purchaser has declared a default by the Company under any Transaction Document, such default shall cause the Purchaser to exceed such 9.99% limit and such default shall not have been cured to the Purchaser's satisfaction prior to the expiration of such ten-day period, the provisions of this Section 37 shall be null and void ab initio as to the Purchaser. Notwithstanding anything to the contrary contained herein, the provisions of this Section 37 shall have no effect on the Company's obligation to issue shares of Common Stock to the Purchaser upon receipt or delivery of any conversion or exercise notice. The terms and conditions of this Section shall not apply to any conversion of Shares at the option of the Company pursuant to
Section 5(a)(ii) of the Certificate of Designation.

          3.8  Listing and Reservation of Underlying Shares.  (a) The Company
               --------------------------------------------
shall (i) not later than the fifth Trading Day following the applicable Closing Date prepare and file with the Nasdaq National Market (as well as any other national securities exchange or market on which the Common Stock is then listed) an additional shares listing application or a letter acceptable to the Nasdaq Market System covering and listing all Underlying Shares of Common Stock, (ii) take all reasonable steps necessary to cause the Underlying Shares to be approved for listing in the Nasdaq Market System (as well as on any other national securities exchange or market on which the Common Stock is then listed) as soon as possible thereafter, and (iii) provide to the Purchaser evidence of such listing, and the Company shall take all steps reasonably necessary to maintain the listing of its Common Stock on such exchange.

          (b) The Company shall reserve for issuance upon conversion of the Shares and upon exercise of the Warrant in accordance with their terms the number of shares to be listed on the Nasdaq National Market (and such other national securities exchange or market on which the Common Stock is then listed or traded) as set forth in Section 38. In the event that the Company shall fail to comply with this Section 38, then the Company shall redeem all Shares and Underlying Shares, in cash, then held by the Purchaser, as set forth in Section 310 below.

          3.9  Conversion Procedures.  Exhibit C attached hereto sets forth the
               ---------------------
procedures with respect to the conversion of the Preferred Stock, including the forms of conversion notice to be provided upon conversion, instructions as to the procedures for conversion, the form of legal opinion, if necessary, that shall be rendered by the Company to the Company's transfer agent and such other information and instructions as may be reasonably necessary to enable the Purchaser to exercise its right of conversion smoothly and expeditiously.

          3.10 Purchaser's Rights if Trading in Common Stock is Suspended or
               -------------------------------------------------------------
Delisted. If at any time while the Purchaser (or any assignee thereof) owns any
--------
Shares, the Warrant or Underlying Shares, trading in the shares of the Common Stock is suspended on or delisted from the Nasdaq National Market or any other principal market or exchange for such shares (other than as a result of the suspension of trading in securities on such market or exchange generally or temporary suspensions pending the release of material information) for more than five Trading Days in the aggregate, at the option of the Purchaser exercisable by written notice to the Company delivered after such suspension or delisting, the Company shall redeem all Shares and Underlying Shares, in cash, then held by the Purchaser, at an aggregate purchase price equal to the sum of (I) the number of Shares then held by the Purchaser multiplied by the product of (1) the average Per Share Market Value for the five (5) Trading Days immediately preceding (a) the day of such notice or (b) the date of payment in full of the redemption price calculated under this Section, whichever is greater and (2) the Conversion Ratio on the date of the repurchase notice, and (II) the number of Underlying Shares then held by the Purchaser multiplied by the average Per Share Market Value for the five (5) Trading Days immediately preceding (A) the date of the notice or (B) the date of payment in full by the Company of the redemption price calculated under this Section, whichever is greater, provided, that the Company shall only be required to redeem Underlying Shares pursuant to this clause (II) if there is not an effective Underlying Shares Registration Statement covering such Underlying Shares or if the Company has failed to tender certificates for shares of Common Stock after a Conversion Notice and an original certificate representing the Shares to be converted has been delivered, and (IV) interest on the amounts set forth in (I) - - (II) above accruing from the 5th Trading Day after such notice until the repurchase price under this
Section is paid in full at the rate of 15% per annum. The Company shall provide written notice of any redemption demand made pursuant to this Section to each other holder of Securities within 24 hours of its receipt thereof.

          3.11 No Violation of Applicable Law.  Notwithstanding any provision of
               ------------------------------
this Agreement to the contrary, if the redemption of Shares or Underlying Shares otherwise required under this Agreement or the Registration Rights Agreement would be prohibited by the relevant provisions of Florida corporation law, such redemption shall be effected as soon as it is permitted under such law; provided, that interest payable by the Company with respect to any such redemption shall continue to accrue in accordance with Section 310.

          3.12 Sale Restrictions.  For so long as the Purchaser holds Shares or
               -----------------
Underlying Shares, the Purchaser agrees that it shall not (i) offer for public sale any Underlying Shares at a price below the then-quoted bid market price therefor, or (ii sell short Underlying Shares unless such sale is at a price higher than the bid market price at the time of such short sale or unless such sale is for more than 25,000 shares to a single buyer (or group of affiliated buyers) other than a market maker.

          3.13 Notice of Breaches.  Each of the Company and the Purchaser shall
               ------------------
give prompt written notice to the other of any breach of any representation, warranty or other agreement contained in this Agreement or in the Registration Rights Agreement, as well as any events or occurrences arising after the date hereof and prior to either Closing Date which would reasonably be likely to cause any representation or warranty or other agreement of such party, as the case may be, contained herein to be incorrect or breached as of such Closing Date. However, no disclosure or failure to make such disclosure by any party pursuant to this Section 313 shall be deemed to cure any breach of any representation, warranty or other agreement contained herein or in the Registration Rights Agreement.

          3.14 Conversion Obligations of the Company.  The Company covenants to
               -------------------------------------
convert Shares and to deliver Shares and Underlying Shares in accordance with the terms and conditions and time period set forth in the respective Certificate of Designation, and to deliver Shares and the Warrant upon exercise of the Option and Underlying Shares upon exercise of Warrant in accordance with the terms and conditions and time periods set forth in the Option and the Warrant.

          3.15 Subsequent Registrations and Issues of Company Securities; Right
               ----------------------------------------------------------------
of First Refusal.  (a)  Other than Underlying Shares and other "Registrable
----------------
Securities" (as defined in the Registration Rights Agreement) to be registered in accordance with the Registration Rights Agreement, the Company shall not, for a period of not less than 60 Trading Days after the Initial Closing Date, without the prior written consent of Purchaser, register for resale any securities of the Company. Any days that the Purchaser (or its successors, permitted assigns or other successors in interest) is unable to sell Underlying Shares under an Underlying Shares Registration Statement due to circumstances within the Company's control, which may include among other things, suspension of the effectiveness of the Underlying Shares Registration Statement by the Commission or a suspension imposed by the Company's board of directors pending any release of material non-public information, shall be added to such 60 Trading Day period for the foregoing purposes.

          (b) So long as the Purchaser owns at least 25% of the Shares purchased by the Purchaser or until 300 days after the Initial Closing, whichever occurs first, if the Company proposes to issue any equity or equity-related securities in a transaction which is not a firm underwritten public offering, it shall give the Purchaser written notice of its intention, describing the securities, the price and the substantive terms and conditions upon which the Company proposes to issue the same. The Purchaser shall have five (5) business days from the giving of such notice to agree to purchase (but need not actually consummate such purchase within such 5-day period) all of such securities for the price and upon the terms and conditions specified by giving written notice to the Company. In the event the Purchaser is restricted in its right to convert Shares, or to sell shares of Underlying Shares, due to the filing of a registration statement by the Company as provided for in the Registration Rights Agreement, the 300-day period set forth in this Section 315(b) shall be extended by the period(s) of such restriction.

          3.16 The Warrant.  At the Option Closing, the Company shall issue and
               -----------
deliver to the Purchaser a Common Stock purchase warrant (the "Warrant"), substantially in the form of Exhibit B, entitling the Purchaser to purchase, on the terms and conditions set forth therein, 300,000 shares of Common Stock at a price per share equal to the Warrant Exercise Price (as defined below). The "Warrant Exercise Price" shall be equal to 125% of the Per Share Market Value for the Common Stock on the Initial Closing Date.

          3.17 Use of Proceeds.  The Company shall use all of the net proceeds
               ---------------
from the placement of the Shares and the Warrant for working capital purposes and not for the satisfaction of any portion of Company debt, to redeem Company equity or equity-equivalent securities or to pay down trade accounts, other than in the ordinary course of business, consistent with past practices. Pending application of the proceeds of this placement in the manner permitted hereby, the Company will invest such proceeds in interest bearing accounts and short-term, investment grade, interest bearing securities.

          3.18 Press Release.  The Company shall make timely disclosure of the
               -------------
Initial Closing Date and the Option Closing Date, relating to the issue and sale of the Shares, the Option and the Warrant to the Purchaser, which such press release shall be approved by the Purchaser's Special Counsel.


                                   ARTICLE 4

                             CONDITIONS TO CLOSING

          4.1  Conditions Precedent to Initial Closing.  The obligation of the
               ---------------------------------------
Purchaser to acquire and pay for the Shares to be issued at the Initial Closing is subject to the satisfaction or waiver by the Purchaser of each of the following conditions:

          (a) Accuracy of the Company's Representations and Warranties. The Company shall have delivered to the Purchaser a certificate or certificates, dated the Initial

Closing Date, of the Chief Financial Officer of the Company, certifying that the representations and warranties of the Company contained herein and in the Registration Rights Agreement are true and correct in all material respects as of such date, as though made on and as of such date.

          (b) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Initial Closing Date;

          (c) Underlying Shares Registration Statement. The Underlying Shares Registration Statement with respect to the Underlying Shares issuable on conversion of the Shares and the Warrant to be sold hereunder shall have been declared effective under the Securities Act by the Commission within seventy
(70) days of the date hereof (unless such period is extended by either the Company or the Purchaser for up to 45 days, provided the party requesting the extension is using its best efforts to cause the Registration Statement to be declared effective), and shall not be subject to any stop order and no stop order shall be pending or threatened as at the Initial Closing Date;

          (d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Registration Rights Agreement relating to the issuance or conversion of any of the Shares or exercise of the Warrant;

          (e) No Suspensions of Trading in Common Stock. The trading in the Common Stock shall not have been suspended by the Commission or on the Nasdaq Market System (except for any suspension of trading of securities on such market generally or of limited duration solely to permit dissemination of material information regarding the Company);

          (f) Listing of Common Stock. The Common Stock on the Initial Closing Date shall be listed for trading on the Nasdaq Market System;

          (g) Change of Control. No Change of Control in the Company shall have occurred. "Change of Control" means the occurrence of any of (i) an acquisition after the date hereof by an individual or legal entity of in excess of 45% of the voting securities of the Company, (ii) a replacement of more than one-half of the members of the Company's board of directors which is not approved by those individuals who are members of the board of directors on the date hereof in one or a series of related transactions, (iii) the merger of the Company with or into another entity (provided, that in the event that a majority of the Company's Board of Directors will constitute a majority of the board of directors of the surviving entity and more than 65% of the capital stock of the surviving entity will be held by the same shareholders of the Company, such transaction shall not be considered a Change of Control with respect to this
Section 4142(h)), consolidation or sale of all or substantially all of the assets of the Company in one or a series of related transactions or (iv) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i), (ii) or (iii);

          (h) Legal Opinion. The Company shall have delivered to the Purchaser an opinion of legal counsel to the Company, covering the matters set forth in Exhibit D hereto, dated the Initial Closing Date;

          (i) Required Approvals. All Required Approvals shall have been obtained;

          (j) Shares of Common Stock. On or prior to the Initial Closing Date, the Company shall have reserved for issuance to the Purchaser an adequate number of Underlying Shares which would be issuable upon conversion in full of the Shares to be purchased on the Initial Closing Date, assuming such conversion occurred on the Original Issue Date for such Shares;

          (k) Delivery of Stock Certificates. The Company shall have delivered to the Purchaser or the Purchaser' designee the stock certificate(s) representing the Shares being purchased at the Initial Closing, registered in the name of the Purchaser, each in form satisfactory to the Purchaser;

          (l) Management. Each of (i) the Chief Executive Officer and (ii) either (A) the Chief Operating Officer or (B) the Chief Financial Officer, shall have at all times retained such position with the Company and shall not have suffered a voluntary or involuntary material lessening of their respective responsibilities.

          4.2  Conditions Precedent to Option Closing.  The obligation of the
               --------------------------------------
Purchaser to acquire and pay for the Shares and the Warrant to be purchased at the Option Closing is subject to the satisfaction or waiver by the Purchaser, at or before the Option Closing, of each of the conditions applicable to the Initial Closing but as of the date of such Option Closing.


                                   ARTICLE 5

                                 MISCELLANEOUS

          5.1  Fees and Expenses.  Each party shall pay the fees and expenses of
               -----------------
its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement; provided, that whether or not the Initial Closing is effected, the Company shall pay the reasonable fees and expenses of legal counsel to the Purchaser incurred in connection with the negotiation, documentation and closing of the financing pursuant to this Agreement, up to an aggregate of $20,000, which fees shall be payable on presentation of invoices therefor.

          5.2  Entire Agreement; Amendments.  This Agreement, together with the
               ----------------------------
Exhibits and Schedules hereto, the Registration Rights Agreement, the Certificate of Designation and the Warrant contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

          5.3  Notices.  Any notice or other communication required or permitted
               -------
to be given hereunder shall be in writing and shall be deemed to have been received (a) upon hand delivery (receipt acknowledged) or delivery by telecopy or facsimile (with transmission confirmation report) at the address or number designated below (if delivered on a Trading Day during normal business hours where such notice is to be received), or the first Trading Day following such delivery (if delivered on a Trading Day after normal business hours where such notice is to be received) or (b) upon receipt of mailing by express courier service, fully prepaid, addressed to such address. The addresses for such communications shall be:

If to the Company:

          Autonomous Technologies Corporation
          2800 Discovery Drive
          Orlando, Florida 32826
          Attn:  Monty K. Allen, CFO
          Facsimile:  407-384-1699

with a copy to:

          Gray, Harris & Robinson, P.A.
          201 East Pine Street, Suite 1200
          Orlando, Florida 32801
          Attn: William A. Grimm, Esq.
          Facsimile:  407-244-5690

If to the Purchaser:

          OZ Management, L.L.C.
          153 East 53rd Street, 43rd Floor
          New York, New York 10022
          Attn: Joel Frank, CFO
          Facsimile:  212-292-5950
with a copy to:

          Gregory F.W. Todd, Esq.
          888 Seventh Avenue, Suite 4500
          New York, New York 10106
          Facsimile:  212-246-5454

If to or such other address as may be designated in writing hereafter, in the same manner, by such person.

          5.4  Amendments; Waivers.  No provision of this Agreement may be
               -------------------
waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and the Purchaser; or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

          5.5. Headings.  The headings herein are for convenience only, do not
               --------
constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

          5.6  Successors and Assigns.  This Agreement shall be binding upon and
               ----------------------
inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser. The Purchaser may not assign this Agreement (other than to an Affiliate of the Purchaser) or any rights or obligations hereunder without the prior written consent of the Company, except that the Purchaser may assign its rights hereunder and under the Transaction Documents without the consent of the Company as long as such assignee demonstrates to the reasonable satisfaction of the Company its satisfaction of the representations and warranties set forth in Section 22 and the conditions set forth in Section 31. This provision shall not limit the Purchaser's right to transfer securities or transfer or assign rights hereunder or under the Registration Rights Agreement.

          5.7  No Third-Party Beneficiaries.  This Agreement is intended for the
               ----------------------------
benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

          5.8  Governing Law.  This Agreement shall be governed by and construed
               -------------
and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

          5.9  Survival.  The agreements and covenants contained in Article 3
               --------
shall survive the delivery and conversion of the Shares pursuant to this Agreement and the representations and warranties of the Company and the Purchasers contained in Article 2 shall survive each Closing hereunder and any conversion of Shares and exercise of the Warrant.

          5.10 Execution.  This Agreement may be executed in two or more
               ---------
counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

          5.11 Publicity.  The Company and the Purchaser shall consult with each
               ---------
other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law in which such case the disclosing party shall provide the other party with prior notice of such public statement. The Company shall not publicly or otherwise disclose the names of any of the Purchasers without the Purchaser's prior written consent.

          5.12 Severability.  In case any one or more of the provisions of this
               ------------
Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

          5.13 Remedies.  In addition to being entitled to exercise all rights
               --------
provided herein or granted by law, including recovery of damages, the Purchasers will be entitled to specific performance of the obligations of the Company under the Transaction Documents. Each of the Company and the Purchaser agrees that monetary damages would not be adequate compensation for any loss incurred by reason of any breach of its obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

          5.14 Termination.  This Agreement may be terminated prior to the
               -----------
Initial Closing or the Option Closing by: (a) either party upon notice to the other party of a material breach of this Agreement by such other party which is not cured within 20 days of the receipt of such notice, or (b) both parties, upon mutual written agreement.


      [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized persons as of the date first indicated above.


                                        AUTONOMOUS TECHNOLOGIES CORPORATION

                                        By: /s/ Randy W. Frey
                                           __________________________
                                        Name: Randy W. Frey
                                             ________________________
                                        Title: Chairman & CEO
                                              _______________________


                                        OZ MASTER FUND, LTD.
                                        By:  OZ MANAGEMENT, L.L.C.
                                             as Investment Advisor

                                        By: /s/ Daniel S. Och
                                           __________________________
                                        Name: Daniel S. Och
                                        Title: Managing Member

                                Schedule 2.1(c)

                      AUTONOMOUS TECHNOLOGIES CORPORATION
                             CAPITALIZATION TABLE
                                  (unaudited)

        LIABILITIES AND STOCKHOLDERS' EQUITY                                          March 31, 1998
------------------------------------------------------------------------------------  --------------
CURRENT LIABILITIES:
     Accounts payable                                                                   $    608,082
     Accrued expenses                                                                      1,346,314
     Current portion of obligations under capital leases                                     100,640
                                                                                        ------------
            Total current liabilities                                                      2,055,036

OBLIGATIONS UNDER CAPITAL LEASES, less current portion                                       156,821
OBLIGATION UNDER STRATEGIC ALLIANCE AGREEMENT                                                      -
                                                                                        ------------
            Total liabilities                                                              2,211,857
                                                                                        ------------

STOCKHOLDERS' EQUITY (Note 1):
     Undesignated series, $.01 par value; 1,000,000 shares authorized at March 31,
          1998; 0 shares issued and outstanding                                                    -
     Common stock, $.01 par value; 25,000,000 shares authorized, 10,540,056 shares
          issued and outstanding at March 31, 1998                                           105,400
     Additional paid-in capital                                                           39,761,325
     Deficit accumulated during the development stage                                    (32,712,436)
                                                                                        ------------
            Total stockholders' equity                                                     7,154,289
                                                                                        ------------
            Total capitalization                                                        $  9,366,146
                                                                                        ============

Note 1: Does not include, as of March 31, 1998, (i) 1,213,000 shares of Common Stock that may be issued upon the exercise of outstanding stock options at a weighted average exercise price of $3.97 per share, (ii) 1,088,850 shares of Common Stock that may be issued upon the exercise of outstanding warrants at a weighted average exercise price of $3.92 per share, and (iii) 171,713 shares of Common Stock that may be issued to CIBA on May 15, 1999. Options with respect to 160,900 of the above 1,213,000 shares are currently exercisable at a weighted average exercise price of $2.81 per share and the remaining balance will become exercisable at various dates through March 2, 2008. All of the warrants are currently exercisable and expire at various dates through June 30, 2002.

Computation of Principal Stockholders
As of 4/16/98

Beneficial Owner      Total      %
------------------  ---------  ------

Barabe              1,702,371  15.80%

CIBA                1,695,371  15.73%

Dawson Samberg      1,000,000   9.28%

Frey                  665,250   6.17%

Heartland             615,000   5.71%

Capozza               132,259   1,23%

Herbert                70,150       *

Ruffett                36,850       *

Keates                 35,950       *

Allen                  20,416       *

Pettit                 20,000       *

McFarlin                5,000       *

Martin                      -       *

                    2,688,246  24.95%

Includes vested options and warrants, where applicable

                                Schedule 2.1(s)

                              Registration Rights

The Company granted CIBA Vision Management, Inc. certain demand and piggy back registration rights with respect to all shares of Common Stock held by CIBA. A copy of the registration rights agreement has been filed with the SEC. There is currently in effect a Form S-3 resale registration statement which includes the shares held by CIBA. So long as this registration statement is in effect, the obligations of the Company to CIBA under the registration rights agreement are satisfied. The Company intends to keep the Form S-3 registration statement containing the CIBA shares effective.

                                                                       Exhibit C

                             CONVERSION PROCEDURES

          This sets forth the procedures for conversion of the shares of Series I Preferred Stock of the Company (the "Shares"), including the forms of conversion notice to be provided upon conversion (except as set forth herein or in the Certificate of Designation), instructions as to the procedures for conversion, the form of legal opinion, if necessary, that shall be rendered by the Company to the Company's transfer agent.

          6    Notices.  Holders of Shares may convert their Shares by
               -------
delivering to the Company or its agent a written Notice of Conversion, duly signed by or on behalf of the holder, stating the number of Shares to be converted, in the form of Exhibit C-1 attached.

          Such notices may be delivered to the Company or its agent by telephone line facsimile, and shall be delivered prior to 6 p.m., New York time, on the day prior to the date of requested conversion. The Company will (i) confirm its receipt of the Notice of Conversion, and (ii) confirm the calculations therein or indicate alternative calculations, by return facsimile by 9:30 a.m., New York time, on the following Trading Day. Failure of the Company to send such return facsimile shall evidence its acceptance of the calculations in the Notice of Conversion.

          No less than ten Shares (or such lesser number of Shares then held by the holder) may be converted in any particular conversion, unless the Company consents to conversion of a smaller number of Shares in any particular instance.

          7    Delivery of Certificates.  A holder of Shares will not be
               ------------------------
required physically to surrender the certificate(s) representing its converted Shares to the Company or its agent, unless and until all of the Shares represented by a given certificate of the holder are so converted. Each holder of Shares and the Company will maintain records showing the number of Shares so converted by such holder and the dates of such conversions, or will use such other method, satisfactory to such holder and the Company, so as not to require physical surrender of such certificates on each such conversion.

          8    Issuance of Common Stock.  On receipt by the Company from a
               ------------------------
holder of Shares of a Notice of Conversion by telephone line facsimile transmission, meeting the requirements for conversion as in the Certificate of Designations and this Exhibit C, the Company will issue and deliver, or cause to be issued and delivered, to or as directed by such holder certificates for the Common Stock issuable on such conversion, within three Trading Days after such receipt, and the person converting will be deemed to be the holder of record of the Common Stock issuable on such conversion, and all rights with respect to the Shares being converted will forthwith terminate except the right to receive the Common Stock or other securities or assets as herein provided on the Conversion Date.

                                                                     Exhibit C-1

                         FORM OF NOTICE OF CONVERSION

                              ___________, 199__



BY FACSIMILE:  407-384-1699 or 407-________ (alternate)

Autonomous Technologies Corporation
2800 Discovery Drive
Orlando, Florida 32826
Attn: Monty K. Allen, CFO

cc: [ Name of Transfer Agent ]

          Re:  Series I Convertible Preferred Stock
               ------------------------------------

          The undersigned hereby elects to convert the number of shares of Series I Convertible Preferred Stock indicated below (being not less than ten
(10) Shares), into shares of Common Stock, par value $.01 per share of the Company, as of the following date:

Date to Effect Conversion:

Number of shares of
Series I Preferred Stock being Converted:

Conversion Price (calculated as follows):

                                      Low
               Date              Trading Price
               ----              -------------

1
2
3
4
5

                                 -------------
               Average =
               Average x 0.9=_____________

The number of shares of Common Stock to be received on conversion of __________ Shares of Series I Preferred Stock is ___________ shares.

Delivery Instructions:
---------------------

Certificates to be
issued in the name of:


Certificates to be
delivered to:



Date: ___________                _______________________________________________
                                 Authorized Signature of Registered Holder



                            CONFIRMATION OF RECEIPT
                            OF NOTICE OF CONVERSION
                          AND CONVERSION CALCULATION:

Acknowledged:

AUTONOMOUS TECHNOLOGIES CORPORATION


By:________________________________

Name:______________________________

Title:_____________________________

                                                                       Exhibit D


                             FORM OF LEGAL OPINION

          (1) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Florida.

          (2) The Shares are duly authorized, have been validly issued and are fully paid and nonassessable. [The granting of the Option as provided in the Purchase Agreement is duly authorized, and constitutes the valid and legally binding obligations of the Company.] [The Warrant is duly authorized, has been duly executed, validly issued and delivered by the Company, and constitutes the valid and legally binding obligations of the Company.] The shares of Common Stock issuable upon conversion of the Shares [and exercise of the Warrant] are duly authorized and have been validly reserved for issuance and, upon issuance in accordance with the terms of the Purchase Agreement, will be validly issued, fully paid and nonassessable.

          (3) The Purchase Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and legally binding obligations of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (4) It is not necessary in connection with the offer and sale of the Shares, the Option and the Warrant in the manner contemplated by the Purchase Agreement to register the offer or sale of the Shares or the Warrant under the Securities Act of 1933.